EXHIBIT 2.39

                              BONA SHIPHOLDING LTD

                               Chase Manhattan plc

                           Citibank International plc

                                   and Others


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               Amendment and Restatement Agreement relating to an
                                 US$500,000,000
                            Revolving Loan Agreement
                       originally made on 16 December 1998
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                                    CONTENTS
Clause                                                                      Page
1.     Definitions And Interpretations.........................................1
2.     Representations.........................................................2
3.     Amendment...............................................................2
4.     Incorporation Of Clauses................................................2

Schedule 1           CONDITIONS PRECEDENT......................................4








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                      London-3/145725/04 - 9 - C0828/29464

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 11 June 1999

BETWEEN

(1)......BONA SHIPHOLDING LTD.  (the "Borrower");

(2)      CHASE MANHATTAN plc and CITIBANK INTERNATIONAL plc (the "Arrangers");

(3)      CITIBANK INTERNATIONAL plc (the "Trustee");

(4)      CITIBANK INTERNATIONAL plc (the "Agent");

(5) THE BANKS (as defined below).



RECITALS

(A) It is proposed that Bona Shipping Ltd. will amalgamate under the laws of Bermuda with Northwest Maritime Inc., a subsidiary of Teekay Shipping Corporation and will itself accordingly become a subsidiary of Teekay Shipping Corporation.

(B) The parties to the Original Loan Agreement have agreed to enter into this Amendment and Restatement Agreement pursuant to which the Original Loan Agreement will be amended and restated.



NOW IT IS HEREBY AGREED as follows:-

1.       Definitions and Interpretations

1.1      Definitions
        In this Agreement and the Recitals the following terms have the meanings given to them in this Clause 1.1.

        "Amended and Restated Loan Agreement" means the Original Loan Agreement, as amended by this Agreement.

        "Effective Date" means the first date upon which both (i) the Agent shall have confirmed to the other parties hereto that it has received all the documents listed in Schedule 1, each in form and substance satisfactory to it and (ii) no Event of Default or Potential Event of Default shall have occurred and be continuing (Provided that if the Effective Date does not occur before 31 December 1999 this Agreement shall be null and void).

        "Guarantee" means the guarantee of the obligations of the Borrower, to be given by the Guarantor, in respect of its obligations under the Amended and Restated Loan Agreement substantially in the form of Exhibit 2 to this Agreement.

        "Guarantor" means Teekay Shipping Corporation.

     "Original Loan Agreement" means the Loan Agreement dated 16 December 1998 between the Borrower, the Arrangers, the Agent, the Trustee and the Banks.

        "Original Parent's Consolidated Financial Statements" means the audited consolidated financial statements of the Guarantor as referred to in Paragraph 7 of Schedule 1.

1.2      Finance Document
        It is agreed that this Agreement is a Finance Document as defined in the Amended and Restated Loan Agreement.

1.3      Defined Terms
        Terms defined in the Amended and Restated Loan Agreement bear the same meaning herein.

2.       Representations

        The Borrower repeats those representations set forth in Clause 11 of the Original Loan Agreement as if each reference therein to "this Agreement" or "the Finance Documents" included a reference to (a) this Agreement and (b) the Amended and Restated Loan Agreement.

3.       Amendment

        With effect from the Effective Date the Original Loan Agreement shall be amended and restated as set out in Exhibit 1 hereto.

4.       Incorporation of Clauses

        Clause 22 (Costs and Expenses) Clause 26 (Remedies and Waivers, Partial Invalidity), Clause 27 (Notices), Clause 29 (Law) and Clause 30 (Jurisdiction) of the Amended and Restated Loan Agreement shall apply to this Agreement mutatis mutandis but as if references therein to the Amended and Restated Loan Agreement, or to the Finance Documents, were references to this Agreement.

5.       Fee

        In consideration of the Banks' agreement to enter into this Agreement, the Borrower agrees to pay to the Agent for the account of the Banks a fee (the "Fee") of 0.2 per cent. of the Aggregate Total Commitments as at the date hereof, one-half of the Fee being payable on the date hereof and one half on 31 December 1999, unless the Loan shall by then have been repaid in which case such second instalment shall not be payable.

6.       counterparts

        This Agreement may be executed in counterparts, each of which when executed shall be an original, but all counterparts together shall constitute one and the same instrument.

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

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                              CONDITIONS PRECEDENT

1. A certificate of a duly authorised officer of each of the Borrower and Guarantor setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower and Guarantor, this Agreement and the Guarantee, respectively and any documents to be delivered by the Borrower or the Guarantor pursuant hereto or thereto.

2. A certified copy of a board resolution of each of the Borrower and the Guarantor respectively, authorising the execution of this Agreement and the Guarantee and a certified copy of any power of attorney issued pursuant thereto.

3. A copy, certified a true copy by or on behalf of the Borrower (or, as the case may be, the Guarantor), of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement or, as the case may be, the Guarantee, legal, valid, binding and enforceable in Liberia and to make this Agreement and the Guarantee admissible in evidence in Bermuda and Liberia and to enable the Borrower and Guarantor to perform their obligations hereunder and thereunder.

4. Delivery of legal opinions addressed to the Agent from:

(a)      Clifford Chance, English legal advisors to the Agent;

(b)      Conyers Dill and Pearman, Bermudan counsel; and

(c)      Watson Farley & Williams, Liberian counsel.

5. An executed original of the Guarantee.

6. A Certificate of Amalgamation issued by the Bermuda Registrar of Companies certifying that Bona Shipholding Ltd. has amalgamated with Northwest Maritime Inc.

7. A copy, certified by a duly authorised officer of the Guarantor, of the Guarantor's audited consolidated financial statements for the year ended 31 March 1999.

8. Written confirmation from Teekay Shipping (UK) Limited that it accepts its appointment as agent for service of process of the Borrower under the Amended and Restated Loan Agreement and of the Guarantor under the Guarantee.





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The Borrower

BONA SHIPHOLDING LTD.

By:

Address: P.O. Box HM1179
                  Cedar House, 41 Cedar Avenue
                  Hamilton HM12
                  Bermuda

Attn:             Mr Warren Cabral
Fax:              (441) 296 8666


Arranger

CHASE MANHATTAN plc

By:

Address: 125 London Wall
                  London  EC2Y 5AJ

Attn:             Kristian Orssten
Fax:              0171 777 4759


Arranger, Agent and Trustee

CITIBANK INTERNATIONAL plc

By:

Address: P.O. Box 200
                  Cottons Centre
                  Hays Lane
                  London SE1 2QT

Attn:             Debbie Caulfield
Fax:              0171 500 4482




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The Banks

CITIBANK, N.A.

By:

Address: P.O. Box 200
                  Cottons Centre
                  Hays Lane
                  London SE1 2QT

Attn:             Simon Booth - Global Shipping
Fax:              + 44 171 500 2762


THE CHASE MANHATTAN BANK



By:

Address: 125 London Wall
                  London EC2Y 5AJ

Attn: Credit matters: Einar Stavrum; Operational matters: European Loan Services
Fax: Credit matters: + 47 22 42 5861; Operational matters: + 44 1202 343 706


THE ROYAL BANK OF SCOTLAND PLC

By:

Address: Shipping Business Centre
                  P.O. Box 450
                  5-10 Great Tower Street
                  London  EC3P 3HX

Attn: Graham Locker (Credit matters); Carolyn Peal (Operational matters)
Fax: + 44 171 283 7538






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CHRISTIANIA BANK OG KREDITKASSE ASA

By:

Address: PB 1166 Sentrum
                  0106 Oslo
                  Norway

Attn:Olav Ringdal - Shipping  Dept (Credit  matters);  Aud Sandnes  (Operational matters)
Fax: + 47 22 48 66 68 (Credit matters); + 47 22 48 50 79 (Operational matters)


DEN NORSKE BANK ASA

By:

Address: Stranden 21
                  N-0107 Oslo
                  Norway

Attn:             Solveig Nuland Knoff, Credit Administration
Fax:              + 47 22 48 28 94


CREDIT AGRICOLE INDOSUEZ

By:

Address: 2, quai de President Paul Dommer
                  92920 Paris La Defense Cedex
                  France

Attn:             Pierre de Fontenay (Credit matters);
                  Frederic Noel (Operational matters)
Fax:              + 33 1 41 89 19 34 (Credit matters);
                  + 33 1 41 89 20 79 (Operational matters)




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KBC FINANCE IRELAND

By:

Address: KBC House
                  International Financial Services Centre
                  Dublin 1
                  Ireland

Attn:             Peter H. Stowell
Fax:              + 353 1 670 0855


MEESPIERSON N.V.

By:

Address: Munkedamsveien 53b
N-0250, Oslo
Norway

Attn:             Diederik Legger
Fax:              + 47 22 11 49 40

SCHIFFSHYPOTHEKENBANK ZU LUBECK AG

By:

Address: Brandstwiete 1
                  20457 Hamburg
                  Germany

Attn:             Jorg Zickermann
Fax;              + 49 40 3701 4649




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BANKBOSTON, N.A.

By:

Address: 100 Federal Street
                  Boston MA 02110
                  USA

Attn: Credit matters: Sean McCarthy; Operational matters: Edward Swiatek
Fax: Credit matters: + 1 617 434 1955; Operational matters: + 1 617 434 9820


LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE

By:

Address: Martensdamm 6
                  D-24 103 Kiel

Attn:             Matthias Happich
Fax:              + 49 431 900 1130


MERITA BANK PLC, LONDON BRANCH

By:

Address: 19 Thomas More Street
                  London, E1 9YW

Attn:             Kirsten Kaarre Jensen
Fax:              0171 709 7001


DEUTSCHE BANK AG IN HAMBURG

By:

Address: Adolphsplatz 7
                  20457 Hamburg
                  Germany

Attn:             Jorg Zickermann, Ship Financing Dept.
Fax:              + 49 40 3701 4649




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DEUTSCHE SCHIFFSBANK AG

By:

Address: Domshof 17
                  D-28195 Bremen
                  Germany

Attn:             Peter Zimmermann
Fax:              + 49 421 323 539


VIKING SHIP FINANCE LTD

By:

Address: Claridenstrasse 40
                  P.O. Box 645
                  CH-8021 Zurich
                  Switzerland

Attn:             Alexander Schaffert
Fax:              + 41 1 234 4066